POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Dana A. Gordon and Vincent A. Mercaldi, signing singly, the undersigned's true and lawful attorney-in-fact to:

1 execute for and on behalf of the undersigned, in the undersigneds capacity as a director and or officer of Quanta Services,
          Inc. the Company Forms 3 4 and 5 in accordance with Section 16a of the Securities Exchange Act of
          1934 and the rules thereunder;

2 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3 4 or 5 complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority and

     3 take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by uch attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
     The undersigned hereby grants to each such attorney in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 26th day of May 2005.
                                     /s/   Worthing F Jackman